Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE FOURTH fiscal quarter AND YEAR ENDED June 30, 2024

Financial results inflect to the positive with sequential quarterly improvement;

Continued progress in green-field and strategic operating partners acquisitions;

Debt free and well positioned for further growth as market conditions improve

RENTON, WA September 12, 2024 – Radiant Logistics, Inc. (NYSE American: RLGT), a technology-enabled global transportation and value-added logistics services company, today reported financial results for the three and twelve months ended June 30, 2024.

Financial Highlights – Three Months Ended June 30, 2024

•
Revenues of $206.0 million for the fourth fiscal quarter ended June 30, 2024, down $26.2 million or 11.3%, compared to revenues of $232.2 million for the comparable prior year period. On a sequential basis, revenues for the fourth fiscal quarter ended June 30, 2024, were up $21.4 million or 11.6% compared to revenues of $184.6 million for the third fiscal quarter ended March 31, 2024.
•
Gross profit of $57.3 million for the fourth fiscal quarter ended June 30, 2024, down $5.7 million or 9.0%, compared to gross profit of $63.0 million for the comparable prior year period. On a sequential basis, gross profit for the fourth fiscal quarter ended June 30, 2024, was up $8.5 million or 17.4%, compared to gross profit of $48.8 million for the third fiscal quarter ended March 31, 2024.
•
Adjusted gross profit, a non-GAAP financial measure, of $60.6 million for the fourth fiscal quarter ended June 30, 2024, down $5.7 million or 8.6%, compared to adjusted gross profit of $66.3 million for the comparable prior year period. On a sequential basis, adjusted gross profit for the fourth fiscal quarter ended June 30, 2024, was up $7.5 million or 14.1%, compared to adjusted gross profit of $53.1 million for the third fiscal quarter ended March 31, 2024.
•
Net income attributable to Radiant Logistics, Inc. of $4.8 million, or $0.10 per basic and fully diluted share for the fourth fiscal quarter ended June 30, 2024, up $1.7 million or 54.8%, compared to $3.1 million, or $0.07 per basic and $0.06 per fully diluted share for the comparable prior year period. On a sequential basis, net income attributable to Radiant Logistics, Inc. for the fourth fiscal quarter ended June 30, 2024, was up $5.5 million or 785.7%, compared to a net loss attributable to Radiant Logistics, Inc. of $0.7 million for the third fiscal quarter ended March 31, 2024.
•
Adjusted net income, a non-GAAP financial measure, of $7.0 million, or $0.15 per basic and $0.14 per fully diluted share for the fourth fiscal quarter ended June 30, 2024, up $0.5 million or 7.7%, compared to adjusted net income of $6.5 million, or $0.14 per basic and $0.13 per fully diluted share for the comparable prior year period. On a sequential basis, adjusted net income for the fourth fiscal quarter ended June 30, 2024, was up $3.4 million or 94.4%, compared to adjusted net income of $3.6 million for the third fiscal quarter ended March 31, 2024. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.
•
Adjusted EBITDA, a non-GAAP financial measure, of $9.1 million for the fourth fiscal quarter ended June 30, 2024, down $0.1 million or 1.1%, compared to adjusted EBITDA of $9.2 million for the comparable prior year period. On a sequential basis, adjusted EBITDA for the fourth fiscal quarter ended June 30, 2024, was up $3.9 million or 75.0%, compared to adjusted EBITDA of $5.2 million for the third fiscal quarter ended March 31, 2024.
•
Adjusted EBITDA margin (adjusted EBITDA expressed as a percentage of adjusted gross profit), a non-GAAP financial measure, up to 15.0% or 110 basis points, for the fourth fiscal quarter ended June 30, 2024, compared to adjusted EBITDA margin of 13.9% for the comparable prior year period. On a sequential basis, adjusted EBITDA margin for the fourth fiscal quarter ended June 30, 2024 of 15.0% was up 520 basis points when compared to the 9.8% adjusted EBITDA margin for the third fiscal quarter ended March 31, 2024.

Acquisition Recap

Effective October 1, 2023, the Company acquired the operations of Daleray Corporation (“Daleray”), a Fort Lauderdale, Florida based, privately held company that has operated under the Company’s Distribution By Air brand since 2014.

Effective February 1, 2024, the Company acquired Select Logistics, Inc. and Select Cartage, Inc. (collectively “Select”), both Miami, Florida based, privately held companies that have operated as part of the Company’s Adcom Worldwide brand since 2007. Both Daleray and Select are being combined to operate as Radiant Global Logistics and will leverage their combined expertise and in-depth knowledge to solidify the Company’s cruise logistics service offerings in south Florida.

Effective April 1, 2024, the Company acquired the assets and operations of Viking Worldwide, Inc.(“Viking”), a Minnesota based, privately held company with operations in both Minneapolis, Minnesota and Houston, Texas that has operated under the Company’s Service by Air brand since 2012. Viking services a diversified account base specializing in the high-tech, brand management, life- sciences, and trade show industries. Viking continues to operate under the Service by Air brand and is expected to complete its transition to the Radiant brand over the course of 2024 as Viking’s Minneapolis operations combine with existing Company-owned operations in the area.

On June 1, 2024, the Company acquired the operations Cascade Transportation, Inc. (“Cascade”), a Seattle based, privately held company that provides a full range of customized time critical domestic and international transportation and logistics services. Cascade previously operated as an agent station for a competing network and has combined with Radiant’s Company-owned operations in the Seattle area and now operates as Radiant Global Logistics.

On June 1, 2024, the Company acquired the operations of DVA Associates, Inc. (“DVA”), a Portland, Oregon based, privately held company that provides a full range of domestic and international transportation and logistics services across North America. DVA previously operated as an agent station for a competing network and now operates as Radiant Global Logistics and is expected to combine with other Radiant’s Company-owned operations in the Portland area in 2025.

Effective September 1, 2024, the Company acquired Foundation Logistics & Services, LLC (“Foundation”), a Humble, Texas based, privately held company that provides a full range of specialized transportation and logistics services for companies involved in the exploration, drilling, and production of oil and gas. Founded in 2014, Foundation specializes in servicing the oil and gas industry with a focus on the transportation of hazardous materials, including explosives, and urgent oilfield equipment to points around the world. The company will continue to operate as Foundation Logistics with the expectation that the company will ultimately transition to operate under the Radiant brand in 2025.

The Company structured each of these transactions similar to its previous transactions, with a portion of the expected purchase price payable in subsequent periods based on the future performance of the acquired operations

Stock Buy-Back

We purchased 726,449 shares of our common stock at an average cost of $5.64 per share for an aggregate cost of $4.1 million during the fiscal year ended June 30, 2024.

As of June 30, 2024, the Company had 46,808,943 shares outstanding.

CEO Bohn Crain Comments on Results

“While our full year results continue to reflect the difficult freight markets being experienced by the entire industry as well as our operations, we did see good sequential improvement in our financial results for the fourth fiscal quarter ended June 30, 2024 when compared to our third fiscal quarter ended March 31, 2024” said Bohn Crain, Founder and CEO of Radiant Logistics. “With net income up 785.7%, adjusted net income up 94.4% and adjusted EBITDA up 75%; we hope to continue to build on this positive trend in coming quarters as markets find their way to more sustainable and normalized levels.”

Mr. Crain continued, “Notwithstanding the tough year over year comparisons, we continue to deliver meaningfully positive results and have generated $31.2 million in adjusted EBITDA and $17.3 million in cash from operations for the fiscal year ended June 30, 2024. In addition, we continue to enjoy a strong balance sheet and after completing five tuck-in acquisitions and deploying $4.1 million in support of our stock buy-back program, we finished the quarter with approximately $24.9 million of cash on hand and nothing drawn on our $200.0 million credit facility.

As previously discussed, we believe we are well positioned to navigate through these slower freight markets as we find our way back to more normalized market conditions. At the same time, we remain focused on delivering profitable growth through a combination of organic and acquisition initiatives and thoughtfully re-levering our balance sheet through a combination of agent station conversions, synergistic tuck-in acquisitions, and stock buy-backs. Through this approach we believe, over time, we will continue to deliver meaningful value for our shareholders, operating partners, and the end customers that we serve. In this regard, we made good progress in supporting three agent station conversions over the course of fiscal year 2024 with the acquisition of Daleray (October 2023), the Select businesses (February 2024), and Minnesota-based Viking Worldwide (April 2024). We launched Radiant in 2006 with the goal of partnering with logistics entrepreneurs who would benefit from our unique value proposition and the built-in exit strategy available to the entrepreneurs participating in our network. We believe these three transactions are representative of a broader pipeline of opportunities inherent in our agent-based network and we look forward to supporting other strategic operating partners when they are ready to begin their transition from an agency to a company-owned location. In addition, in June of this year we were able to welcome two new teams to our network with the acquisition of Portland-based DVA Associates and Seattle-based Cascade Transportation both of which joined us from a competing network. And most recently, we completed the acquisition of Foundation Logistics, another great addition to the Radiant network. We will continue to look for green-field acquisition opportunities where we find opportunities that bring critical mass to our current platform with respect to geography, purchasing power and targeted industry segments.”

Fourth Fiscal Quarter Ended June 30, 2024 – Financial Results

For the three months ended June 30, 2024, Radiant reported net income attributable to Radiant Logistics, Inc. of $4.8 million on $206.0 million of revenues, or $0.10 per basic and fully diluted share. For the three months ended June 30, 2023, Radiant reported net income attributable to Radiant Logistics, Inc. of $3.1 million on $232.2 million of revenues, or $0.07 per basic and $0.06 per fully diluted share.

For the three months ended June 30, 2024, Radiant reported adjusted net income, a non-GAAP financial measure, of $7.0 million, or $0.15 per basic and $0.14 per fully diluted share. For the three months ended June 30, 2023, Radiant reported adjusted net income of $6.5 million, or $0.14 per basic and $0.13 per fully diluted share.

For the three months ended June 30, 2024, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $9.1 million, compared to $9.2 million for the comparable prior year period.

Year Ended June 30, 2024 – Financial Results

For the fiscal year ended June 30, 2024, Radiant reported net income attributable to Radiant Logistics, Inc. of $7.7 million on $802.5 million of revenues, or $0.16 per basic and fully diluted share. For the fiscal year ended June 30, 2023, Radiant reported net income attributable to Radiant Logistics, Inc. of $20.6 million on $1,085.5 million of revenues, or $0.43 per basic and $0.42 per fully diluted share.

For the fiscal year ended June 30, 2024, Radiant reported adjusted net income, a non-GAAP financial measure, of $22.6 million, or $0.48 per basic and $0.46 per fully diluted share. For the fiscal year ended June 30, 2023, Radiant reported adjusted net income of $39.3 million, or $0.82 per basic and $0.79 per fully diluted share.

For the fiscal year ended June 30, 2024, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $31.2 million, compared to $55.6 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Thursday, September 12, 2024 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Thursday, September 12, 2024 at 4:30 PM Eastern
DIAL-IN	US (888) 506-0062; Intl. (973) 528-0011 (Participant Access Code: 481480)
REPLAY	September 13, 2024 at 9:30 AM Eastern to September 26, 2024 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 51221)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/51221

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) operates as a third-party logistics company, providing technology-enabled global transportation and value-added logistics solutions primarily to customers in the United States and Canada. Through its comprehensive service offerings, Radiant provides domestic and international freight forwarding and freight brokerage services to a diversified account base including manufacturers, distributors and retailers, which it supports from an extensive network of company and agent-owned offices throughout North America and other key markets around the world. Radiant’s value-added logistics services include warehouse and distribution, customs brokerage, order fulfillment, inventory management and technology services.

This report contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; our ability to continue to respond to macroeconomic factors that have recently had a negative effect on worldwide freight markets; the impact of any health pandemic or environmental event on our operations and financial results; continued disruptions in the global supply chain; higher inflationary pressures particularly surrounding the costs of fuel, labor, and other components of our operations; potential adverse legal, reputational and financial effects on the Company resulting from the cybersecurity incident that we reported in March 2024 or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents; the commercial, reputational and regulatory risks to our business that may arise as a consequence of our inability to remediate during fiscal year 2024 a material weakness in our internal controls over financial reporting, and the further risks that may arise should we be unable to remediate that material weakness during fiscal year 2025; and such other factors that may be identified from time to time in our U.S Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	June 30,
(In thousands, except share and per share data)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$24,874	$32,456
Accounts receivable, net of allowance of $2,103 and $2,776, respectively	118,016	126,725
Contract assets	7,615	6,180
Income tax receivable	3,133	—
Prepaid expenses and other current assets	10,567	15,211
Total current assets	164,205	180,572

Property, technology, and equipment, net	25,558	25,389

Goodwill	93,043	89,203
Intangible assets, net	34,943	36,641
Operating lease right-of-use assets	49,850	56,773
Deposits and other assets	3,586	5,163
Total other long-term assets	181,422	187,780
Total assets	$371,185	$393,741

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$73,558	$84,561
Operating partner commissions payable	13,291	18,360
Accrued expenses	8,948	8,739
Income tax payable	—	369
Current portion of notes payable	—	4,107
Current portion of operating lease liabilities	11,629	11,273
Current portion of finance lease liabilities	643	620
Current portion of contingent consideration	455	3,886
Other current liabilities	1,927	258
Total current liabilities	110,451	132,173

Operating lease liabilities, net of current portion	45,026	52,120
Finance lease liabilities, net of current portion	677	1,121
Contingent consideration, net of current portion	4,710	287
Deferred tax liabilities	812	2,944
Total long-term liabilities	51,225	56,472
Total liabilities	161,676	188,645

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 51,844,249 and 51,603,386 shares issued, and 46,808,943 and 47,294,529 shares outstanding, respectively	33	33
Additional paid-in capital	110,763	108,516
Treasury stock, at cost, 5,035,306 and 4,308,857 shares, respectively	(31,166)	(27,067)
Retained earnings	133,278	125,593
Accumulated other comprehensive loss	(3,546)	(2,205)
Total Radiant Logistics, Inc. stockholders’ equity	209,362	204,870
Non-controlling interest	147	226
Total equity	209,509	205,096
Total liabilities and equity	$371,185	$393,741

RADIANT LOGISTICS, INC.

Consolidated Statements of Comprehensive Income

	Three Months Ended June 30,		Year Ended June 30,
(In thousands, except share and per share data)	2024	2023	2024	2023
	(unaudited)
Revenues	$206,032	$232,225	$802,470	$1,085,486

Operating expenses:
Cost of transportation and other services	145,451	165,910	565,947	801,646
Operating partner commissions	22,991	28,489	92,668	115,605
Personnel costs	19,409	19,283	78,212	79,512
Selling, general and administrative expenses	8,636	10,519	38,700	38,548
Depreciation and amortization	4,666	4,458	18,095	22,700
Change in fair value of contingent consideration	—	(259)	(450)	(646)
Total operating expenses	201,153	228,400	793,172	1,057,365

Income from operations	4,879	3,825	9,298	28,121

Other income (expense):
Interest income	503	1,070	2,333	1,384
Interest expense	(212)	(1,028)	(1,056)	(3,273)
Foreign currency transaction gain	21	(47)	143	755
Change in fair value of interest rate swap contracts	(294)	151	(1,197)	383
Other	5	24	199	176
Total other income (expense)	23	170	422	(575)

Income before income taxes	4,902	3,995	9,720	27,546

Income tax expense	(56)	(735)	(1,523)	(6,305)

Net income	4,846	3,260	8,197	21,241
Less: net income attributable to non-controlling interest	(65)	(117)	(512)	(646)

Net income attributable to Radiant Logistics, Inc.	$4,781	$3,143	$7,685	$20,595

Other comprehensive income:
Foreign currency translation loss	(459)	1,046	(1,341)	(1,409)
Comprehensive income	$4,387	$4,306	$6,856	$19,832

Income per share:
Basic	$0.10	$0.07	$0.16	$0.43
Diluted	$0.10	$0.06	$0.16	$0.42

Weighted average common shares outstanding:
Basic	46,936,272	47,578,272	47,047,754	48,188,663
Diluted	48,589,842	49,163,103	48,822,017	49,551,388

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Gross Profit to Adjusted Gross Profit, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For adjusted net income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at adjusted net income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, net interest expense, share-based compensation, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, ransomware related costs, litigation costs, change in fair value of interest rate swap contracts, and gain on foreign currency transaction.

We commonly refer to the term “adjusted gross profit” when commenting about our Company and the results of operations. Adjusted gross profit is a non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. Adjusted gross profit is calculated as GAAP gross profit exclusive of depreciation and amortization, which are reported separately. We believe adjusted gross profit is a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology, and equipment and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude share-based compensation expense, changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, cybersecurity incident related costs, changes in fair value of interest rate swap contracts, restatement costs, transition and lease termination costs, foreign currency transaction gains and losses, litigation expenses unrelated to our core operations, and other non-cash charges. While management considers EBITDA and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of adjusted gross profit to GAAP gross profit	2024	2023	2024	2023
Revenues	$206,032	$232,225	$802,470	$1,085,486
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(145,451)	(165,910)	(565,947)	(801,646)
Depreciation and amortization	(3,253)	(3,327)	(13,055)	(13,621)
GAAP gross profit	$57,328	$62,988	$223,468	$270,219
Depreciation and amortization	3,253	3,327	13,055	13,621
Adjusted gross profit	$60,581	$66,315	$236,523	$283,840

GAAP gross profit percentage	27.8%	27.1%	27.8%	24.9%
Adjusted gross profit percentage	29.4%	28.6%	29.5%	26.1%

(In thousands)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of GAAP net income to adjusted EBITDA	2024	2023	2024	2023
Net income attributable to Radiant Logistics, Inc.	$4,781	$3,143	$7,685	$20,595
Income tax expense	56	735	1,523	6,305
Depreciation and amortization (1)	4,779	4,574	18,552	23,157
Net interest expense (income)	(291)	(42)	(1,277)	1,889

EBITDA	9,325	8,410	26,483	51,946

Share-based compensation	85	672	2,611	2,503
Change in fair value of contingent consideration	—	(259)	(450)	(646)
Acquisition related costs	76	38	526	185
Cybersecurity event	—	(6)	266	6
Litigation costs	(681)	457	594	1,208
Transition, lease termination, and other costs	—	—	76	30
Change in fair value of interest rate swap contracts	294	(151)	1,197	(383)
Restatement costs	—	—	—	1,544
Foreign currency transaction loss (gain)	(21)	47	(143)	(755)

Adjusted EBITDA	$9,078	$9,208	$31,160	$55,638
Adjusted EBITDA margin (adjusted EBITDA as a % of adjusted gross profit)	15.0%	13.9%	13.2%	19.6%
(1)
Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.

(In thousands, except share and per share data)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of GAAP net income to adjusted net income	2024	2023	2024	2023
GAAP net income attributable to Radiant Logistics, Inc.	$4,781	$3,143	$7,685	$20,595
Adjustments to net income:
Income tax expense	56	735	1,523	6,305
Depreciation and amortization	4,666	4,458	18,095	22,700
Change in fair value of contingent consideration	—	(259)	(450)	(646)
Acquisition related costs	76	38	526	185
Cybersecurity event	—	(6)	266	6
Litigation costs	(681)	457	594	1,208
Transition, lease termination, and other costs	—	—	76	30
Change in fair value of interest rate swap contracts	294	(151)	1,197	(383)
Restatement costs	—	—	—	1,544
Amortization of debt issuance costs	100	137	484	510

Adjusted net income before income taxes	9,292	8,552	29,996	52,054

Provision for income taxes at 24.5%	(2,277)	(2,095)	(7,349)	(12,753)

Adjusted net income	$7,015	$6,457	$22,647	$39,301

Adjusted net income per common share:
Basic	$0.15	$0.14	$0.48	$0.82
Diluted	$0.14	$0.13	$0.46	$0.79

Weighted average common shares outstanding:
Basic	46,936,272	47,578,272	47,047,754	48,188,663
Diluted	48,589,842	49,163,103	48,822,017	49,551,388

(In thousands) Trailing twelve months adjusted EBITDA:	Three months ended June 30, 2024	Three months ended March 31, 2024	Three months ended December 31, 2023	Three months ended September 30, 2023	Twelve months ended June 30, 2024
Net income attributable to Radiant Logistics, Inc.	$4,781	$(703)	$985	$2,622	$7,685
Income tax expense	56	49	404	1,014	1,523
Depreciation and amortization (1)	4,779	4,654	4,479	4,640	18,552
Net interest expense	(291)	(373)	(330)	(283)	(1,277)

EBITDA	9,325	3,627	5,538	7,993	26,483

Share-based compensation	85	951	695	880	2,611
Change in fair value of contingent consideration	—	—	(204)	(246)	(450)
Acquisition related costs	76	129	252	69	526
Cybersecurity event	—	266	—	—	266
Litigation costs	(681)	170	741	364	594
Transition, lease termination, and other costs	—	—	76	—	76
Change in fair value of interest rate swap contracts	294	170	531	202	1,197
Restatement costs	—	—	—	—	—
Foreign currency transaction loss (gain)	(21)	(105)	79	(96)	(143)

Adjusted EBITDA	$9,078	$5,208	$7,708	$9,166	$31,160
(1)
Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.